Exhibit 5.1

MANATT, PHELPS & PHILLIPS, LLP
11355 West Olympic Boulevard
Los Angeles, California 90064
(310) 312-4000
FAX: (310) 312-4224

August 5, 2005

Board of Directors
Focus Enhancements, Inc.
1370 Dell Avenue
Campbell, CA 95008

          Re:    Form S-3 Registration Statement Under the Securities Act of 1933

Ladies and Gentlemen:

        This opinion is rendered in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act") relating to the offer and sale (the "Offering") of (a) up to 2,414,282 shares (the "Shares") of common stock, par value $0.01 per share ("Common Stock"), of Focus Enhancements, Inc. (the "Company"), and (b) up to 930,713 shares of Common Stock (the "Warrant Shares") to be issued in connection with the exercise of warrants (the "Warrants") to purchase Common Stock to be issued in connection with the exercise of warrants (the "Warrants") to purchase such Common Stock. As special counsel to Focus, we have reviewed such legal and factual matters as we have deemed appropriate for the purpose of rendering this opinion.

        Based on that review, we are of the opinion that the Shares which are the subject of the Registration Statement are, and the Warrant Shares which are the subject of the Registration Statement, will be, when issued against full payment of the consideration thereof determined by you in accordance with the terms of the Warrants, validly issued, fully paid, and non-assessable shares of Common Stock.

        We hereby consent to the use of this opinion and to the reference to our firm appearing in the Prospectus relating to the Offering under the heading "Legal Matters." In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission adopted under the Act.

        This opinion is given as of the effective date of the Registration Statement and we assume no obligation to advise you of changes in law or fact that may thereafter be brought to our attention. This opinion is solely for your benefit and may not be relied upon by any other person.

Very truly yours
/s/ MANATT, PHELPS & PHILLIPS, LLP MANATT, PHELPS & PHILLIPS, LLP